UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material under § 240.14a-12

Mandiant, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Google to Acquire Mandiant

Acquisition to bring Google speed and scale to Mandiant’s unparalleled intelligence and expertise – at a time when security has never been more important

RESTON, Va., March 8, 2022 – Mandiant, Inc. (NASDAQ: MNDT) today announced that it has entered into a definitive agreement to be acquired by Google LLC for $23.00 per share in an all-cash transaction valued at approximately $5.4 billion, inclusive of Mandiant’s net cash. The offer price represents a 57% premium to the undisturbed 10-day trailing volume weighted average price as of February 7, 2022, the last full trading day prior to published market speculation regarding a potential sale of the Company. Upon the close of the acquisition, Mandiant will join Google Cloud.

For the past 18 years, Mandiant has delivered unparalleled frontline expertise and industry-leading threat intelligence. Mandiant’s more than 600 consultants currently respond to thousands of security breaches each year. Paired with research from more than 300 intelligence analysts, these resulting insights are what power Mandiant’s dynamic cyber defense solutions – delivered through the managed multi-vendor XDR platform, Mandiant Advantage.

Google Cloud has made security the cornerstone of its commitment to customers and users around the world – building cloud-native security into the foundation of its technology to block malware, phishing attempts and potential cyber attacks at scale. The Mandiant acquisition underscores Google Cloud’s commitment to advancing its security offerings to better protect and advise customers across their on-premise and cloud environments.

The acquisition will complement Google Cloud’s existing strengths in security. Together with Mandiant, Google Cloud will deliver an end-to-end security operations suite with even greater capabilities as well as advisory services helping customers address critical security challenges and stay protected at every stage of the security lifecycle.

“Cyber security is a mission, and we believe it’s one of the most important of our generation. Google Cloud shares our mission-driven culture to bring security to every organization,” said Kevin Mandia, CEO, Mandiant. “Together, we will deliver our expertise and intelligence at scale via the Mandiant Advantage SaaS platform, as part of the Google Cloud security portfolio. These efforts will help organizations to effectively, efficiently and continuously manage and configure their complex mix of security products.”

“The Mandiant brand is synonymous with unmatched insights for organizations seeking to keep themselves secure in a constantly changing environment,” said Thomas Kurian, CEO, Google Cloud. “This is an opportunity to deliver an end-to-end security operations suite and extend one of the best consulting organizations in the world. Together we can make a profound impact in securing the cloud, accelerating the adoption of cloud computing, and ultimately make the world safer.”

The acquisition is subject to customary closing conditions, including the receipt of Mandiant stockholder and regulatory approvals, and is expected to close later this year. Goldman Sachs & Co. LLC is acting as exclusive financial advisor, and Wilson Sonsini Goodrich & Rosati P.C. is acting as legal advisor to Mandiant. For more information, see Google Cloud’s press release.

About Google

Google’s mission is to organize the world’s information and make it universally accessible and useful. Through products and platforms like Search, Maps, Gmail, Android, Google Play, Chrome and YouTube, Google plays a meaningful role in the daily lives of billions of people and has become one of the most widely-known companies in the world. Google is a subsidiary of Alphabet Inc.

About Google Cloud

Google Cloud accelerates every organization’s ability to digitally transform its business. We deliver enterprise-grade solutions that leverage Google’s cutting-edge technology – all on the cleanest cloud in the industry. Customers in more than 200 countries and territories turn to Google Cloud as their trusted partner to enable growth and solve their most critical business problems.

About Mandiant, Inc.

Since 2004, Mandiant® has been a trusted partner to security-conscious organizations. Effective security is based on the right combination of expertise, intelligence, and adaptive technology, and the Mandiant Advantage SaaS platform scales decades of frontline experience and industry-leading threat intelligence to deliver a range of dynamic cyber defense solutions. Mandiant’s approach helps organizations develop more effective and efficient cyber security programs and instills confidence in their readiness to defend against and respond to cyber threats.

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Additional Information and Where to Find It

Mandiant, Inc. (“Mandiant”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Mandiant (the “Transaction”). Mandiant plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction.

Enrique T. Salem, Kevin R. Mandia, Kimberly Alexy, Sara C. Andrews, Ronald E.F. Codd, Arthur W. Coviello, Jr., Adrian McDermott, Viral Patel, and Robert E. Switz, all of whom are members of Mandiant’s Board of Directors, and Frank E. Verdecanna, who is Mandiant’s Executive Vice President and Chief Financial Officer, are participants in Mandiant’s solicitation. Other than Mr. Mandia, none of such participants owns in excess of 1.0% of Mandiant’s common stock. Mr. Mandia may be deemed to own approximately 1.5% of Mandiant’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Mandiant’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “2021 Proxy Statement”), which was filed with the SEC on April 27, 2021. To the extent that holdings of Mandiant’s securities have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Mandiant will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MANDIANT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Mandiant with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Mandiant’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Mandiant with the SEC in connection with the Transaction will also be available, free of charge, at Mandiant’s investor relations website (https://investors.mandiant.com) or by contacting Mandiant’s Investor Relations at investor.relations@mandiant.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Mandiant’s Board of Directors in approving the Transaction; and expectations for Mandiant following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Mandiant’s assumptions prove incorrect, Mandiant’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Mandiant’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Mandiant’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Mandiant files with the SEC, including Mandiant’s Annual Report on Form 10-K filed with the SEC on March 1, 2022, and Quarterly Reports on Form 10-Q filed with the SEC on April 30, 2021, August 9, 2021, and November 9, 2021, each of which may be obtained on the investor relations section of Mandiant’s website (https:// investors.mandiant.com). All forward-looking statements in this communication are based on information available to Mandiant as of the date of this communication, and Mandiant does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

© 2022 Mandiant, Inc. All rights reserved. Mandiant is a registered trademark of Mandiant, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Contacts:

Media:

Media.Relations@Mandiant.com

Press@Google.com

Investors:

Investor.Relations@Mandiant.com

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